UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported) December 1, 1997



                       CENTURY TELEPHONE ENTERPRISES, INC.
             (Exact name of Registrant as specified in its charter)

    Louisiana                     1-7784                     72-0651161
 (State or other             (Commission file              (IRS Employer
 jurisdiction of                  number)               Identification No.)
 incorporation)

 100 Century Park Drive, Monroe, Louisiana                     71203
 (Address of principal executive offices)                   (Zip Code)

    Registrant's telephone number, including area code - (318)388-9500

Item 5.  Other Events

     The following press release was issued by Century Telephone Enterprises, Inc. on December 1, 1997.

                      CENTURY TELEPHONE ENTERPRISES, INC.
                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                      FOR MORE INFORMATION CONTACT:
December 1, 1997                           Media - Patricia Cameron
                                                   (318) 388-9674
                                                   pcameron@iamerica.net
                                           Investors - Jeffrey S. Glover
                                                       (318) 388-9648
                                                       jglover@iamerica.net


CENTURY COMPLETES LARGEST ACQUISITION IN ITS HISTORY, FINALIZES PURCHASE OF PACIFIC TELECOM, INC.

   Monroe, LA. . . Century Telephone Enterprises, Inc.(NYSE Symbol:CTL) has completed its acquisition of Pacific Telecom, Inc.(PTI) marking the largest acquisition in Century's history.

   "This is a major event for Century as we almost double the size of our company and significantly expand our market presence," Glen F. Post, III, Century's president and CEO, said. "Century is committed to providing the highest quality service possible to our customers and to building shareholder value over the long term. We believe this acquisition will better position us to achieve these goals and take advantage of future opportunities for growth in rural America."

COMBINING THE COMPANIES
(Information as of September 30, 1997)
--------------------------------------------------------------------------------
                                 Century           PTI           Combined
--------------------------------------------------------------------------------

Access lines                     530,936         613,422*       1,144,358*

Cellular units in
 majority-owned markets          429,599         86,805         516,404

Cellular pops**                  8.1 million     1.9 million    10 million

PCS pops**                       4 million       4.1 million    8.1 million

Employees                        3,500           2,200          5,700

--------------------------------------------------------------------------------
* does not include PTI's acquisitions totaling approximately 47,000 access lines which closed in fourth quarter 1997

**the portion of the population of the service areas based on ownership interest

o In connection with the acquisition, PTI's parent company, PacifiCorp, received $1.5 billion in cash for the stock of PTI. PTI's debt at closing was approximately $725 million.

o Based on current interest rates, Century believes the acquisition will be non-dilutive to 1998 earnings and accretive thereafter.

o Century gained approximately 660,000 telephone access lines (including PTI's acquisitions which closed during fourth quarter 1997) in 12 states bringing total access lines served to nearly 1.2 million.

o Century acquired nearly 1.9 million cellular pops (the portion of the population of the service areas based on ownership interest) in six states, including minority interests, and now operates 10 additional cellular markets serving more than 100,000 cellular subscribers in three states.

o Century's PCS ownership more than doubled to 8.1 million pops.

o Century's 1998 revenues are expected to approach $1.5 billion.

o The purchase elevates Century to the 10th largest local exchange telephone company, based on access lines, and the 10th largest cellular company, based on population equivalents owned, in the United States.

o Century's service areas now encompass 21 states primarily in the Midwest, Pacific Northwest, Midsouth and Alaska.

   Century has initially funded the acquisition with senior unsecured floating-rate bank debt and proceeds from its recent sale of Brooks Fiber Properties stock which generated $202.7 million. Century's longer term financing alternatives are currently being evaluated.

   In addition to historical information, this release includes certain forward-looking statements that are subject to uncertainties that could cause the Company's actual results to differ materially from such statements. Such uncertainties include but are not limited to: the effects of ongoing deregulation in the telecommunications industry; the effects of greater than anticipated competition in the Company's markets; possible changes in the demand for the Company's products and services; the Company's ability to successfully introduce new offerings on a timely and cost-effective basis; the risks inherent in rapid technological change; the Company's ability to effectively manage its growth, whether through acquisitions or otherwise; and the effects of more general factors such as changes in overall market or economic conditions or in legislation, regulation or public policy. These and other uncertainties related to the Company's business are described in greater detail in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

   Century Telephone Enterprises, Inc. provides a range of communications services including local exchange, wireless, long distance and Internet access to approximately two million customers in 21 states. The company, headquartered in Monroe, Louisiana, is publicly traded on the New York Stock Exchange under the symbol CTL. Century is the 10th largest local exchange telephone company, based on access lines, and the 10th largest cellular company, based on population equivalents owned, in the United States.

   Visit Century's corporate website at www.centurytel.com.
                                           ###

                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  CENTURY TELEPHONE ENTERPRISES, INC.


                                  By: /s/ R. Stewart Ewing
                                      ---------------------
                                          R. Stewart Ewing
                                          Chief Financial Officer

December 1, 1997